As filed with the Securities and Exchange Commission on November 5, 2002

                                                    Registration No. 333-______
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549
                          ---------------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                          ---------------------------

                           The Toronto-Dominion Bank
            (Exact name of Registrant as specified in its charter)

            Canada                                   13-5640479
(State or other jurisdiction of        (I.R.S. Employer Identification Number)
incorporation or organization)

                                  P.O. Box 1
                            Toronto-Dominion Centre
                        King Street West and Bay Street
                            Toronto, Ontario M5K1A2
                                    Canada
                                (416) 982-8222
   (Address, including zip code, of Registrant's principal executive office)

 The Toronto-Dominion Bank, U.S.A. Division 401(k) Employee Retirement Savings
                 Plan (As Restated Effective January 1, 2000)
 TD Waterhouse Group, Inc. 401(k) Plan (As Restated Effective January 1, 2000)
                           (Full title of the Plans)

                                 Donald Wright
                                 Deputy Chair
                           The Toronto-Dominion Bank
                                   TD Tower
                        55 King Street West, 4th Floor
                               Toronto, Ontario
                                    M5K 1A2
                                 416-307-8735
   (Name, address, including zip code, and telephone number, including area code, of Registrant's agent for service)

                                  Copies to:
                                 Lee Meyerson
                          Simpson Thacher & Bartlett
                             425 Lexington Avenue
                         New York, New York 10017-3954
                                (212) 455-2000

                        CALCULATION OF REGISTRATION FEE

=================================================== ================ ================ ================= =============
                                                                        Proposed          Proposed
                                                                         Maximum          Maximum        Amount of
       Title of Securities to be Registered          Amount to be    Offering Price      Aggregate      Registration
                                                      Registered      Per Share (b)    Offering Price       Fee
--------------------------------------------------- ---------------- ---------------- ----------------- -------------
Common Shares, without par value (a) ..........       1,500,000         19.17           28,755,000       2,645.46


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(a)   The shares are issuable pursuant to the respective Plans as follows: The
      Toronto-Dominion Bank, U.S.A. Division 401(k) Employee Retirement
      Savings Plan (As Restated Effective January 1, 2000)--1,000,000 shares and TD Waterhouse Group Inc. 401(k) Plan (As Restated Effective January 1, 2000)--500,000 shares.

(b) Pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the average of the high and low prices of the Common Stock reported on the New York Stock Exchange Composite Tape on November 1, 2002.

      In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described above.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by The Toronto-Dominion Bank (the "Company" or "Registrant") with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement.

(a) The Company's Annual Report on Form 40-F for the fiscal year ended October 31, 2001 pursuant to the Securities Act of 1933, as amended, which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

(b)     Form 6-K for the month of November, dated November 4, 2002.

(c)     Form 6-K for the month of October, dated October 22, 2002.

(d)     Form 6-K for the month of October, dated October 15, 2002.

(e)     Form 6-K for the month of October, dated October 10, 2002.

(f)     Form 6-K for the month of August 2002, dated August 22, 2002.

(g)     Form 6-K for the month of July 2002, dated July 18, 2002.

(h)     Form 6-K for the month of June 2002, dated June 26, 2002.

(i)     Form 6-K for the month of June 2002, dated June 26, 2002.

(j)     Form 6-K for the month of June 2002, dated June 18, 2002.

(k)     Form 6-K for the month of May 2002, dated May 16, 2002.

(l)     Form 6-K for the month of May 2002, dated May 16, 2002.

(m)     Form 6-K for the month of May 2002, dated May 16, 2002.

(n)     Form 6-K for the month of May 2002, dated May 16, 2002.

(o)     Form 6-K for the month of May 2002, dated May 1, 2002.

(p)     Form 6-K for the month of February 2002, dated February 26, 2002.

(q)     Form 6-K for the month of February 2002, dated February 21, 2002.

(r)     Form 6-K for the month of February 2002, dated February 21, 2002.

(s)     Form 6-K for the month of February 2002, dated February 18, 2002.

(t)     Form 6-K for the month of February 2002, dated February 5, 2002.

(u)     Form 6-K for the month of December 2001, dated December 24, 2001.

(v)     Form 6-K for the month of November 2001, dated November 27, 2001.

(w)     Form 6-K for the month of November 2001, dated November 22, 2001.

(x)     Form 6-K for the month of November 2002, dated November 15, 2001.

(y)     Form 6-K for the month of November 2001, dated November 15, 2001.

(z)     Form 6-K for the month of November 2001, dated November 1, 2001.

(aa)     Form 6-K for the month of October 2001, dated October 30, 2001.

(bb) The description of the Company's common shares contained in the Company's Registration Statement on Form 8-A filed on
        August 22, 1996.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, (the "Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not required.

Item 5.  Interests of Named Experts and Counsel.

         Not required.

Item 6.  Indemnification of Directors and Officers.

         The By-laws of the Registrant provide that subject to the limitations contained in the Bank Act (Canada) (the "Bank Act"), but without limitation to the right of the Registrant to indemnify any person under the Bank Act or otherwise, the Registrant shall indemnify a director or officer or a former director or officer, or a person who acts or acted at the Registrant's request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor, and such person's heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment reasonably incurred by such person in respect of any civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been a director or officer of the Registrant or such body corporate if: (i) such person acted honestly and in good faith with a view to the best interests of the Registrant, and
(ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, such person had reasonable grounds for believing that such person's conduct was lawful. These indemnification provisions could be construed to permit or require indemnification for certain liabilities arising out of United States federal securities laws. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable in the United States.

Item 7.  Exemption from Registration Claimed.

         None.

Item 8.  Exhibits.

         23.1     Consent of Ernst & Young LLP.

         23.2     Consent of Ernst & Young LLP and PricewaterhouseCoopers LLP.

         23.3     Consent of Ernst & Young LLP and KPMG LLP.

         24.1     Power of Attorney.

         99.1 The Toronto-Dominion Bank, U.S.A. Division 401(k) Employee Retirement Savings Plan (As Restated Effective January 1,
                  2000).

         99.2 Amendment No. 1 to The Toronto-Dominion Bank, U.S.A. Division 401(k) Employee Retirement Savings Plan (As Restated Effective January 1, 2000).

         99.3 Amendment No. 2 to The Toronto-Dominion Bank, U.S.A. Division 401(k) Employee Retirement Savings Plan (As Restated Effective January 1, 2000).

         99.4 Amendment No. 3 to The Toronto-Dominion Bank, U.S.A. Division 401(k) Employee Retirement Savings Plan (As Restated Effective January 1, 2000).

         99.5 Amendment No. 4 to The Toronto-Dominion Bank, U.S.A. Division 401(k) Employee Retirement Savings Plan (As Restated Effective January 1, 2000).

         99.6 Amendment No. 5 to The Toronto-Dominion Bank, U.S.A. Division 401(k) Employee Retirement Savings Plan (As Restated Effective January 1, 2000).

         99.7 TD Waterhouse Group, Inc. 401(k) Plan (As Restated Effective January 1, 2000).

         99.8 Amendment No. 1 to TD Waterhouse Group, Inc. 401(k) Plan (As Restated Effective January 1, 2000).

         99.9 Amendment No. 2 to TD Waterhouse Group, Inc. 401(k) Plan (As Restated Effective January 1, 2000).

         99.10 Amendment No. 3 to TD Waterhouse Group, Inc. 401(k) Plan (As Restated Effective January 1, 2000).


Item 9.  Undertakings.

         The Company hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the Registration Statement is on Form F-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or to the Commission by the Registrant pursuant to
         Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions described under Item 6 above, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Toronto, Ontario, Canada on the 5th day of November, 2002.


                           THE TORONTO-DOMINION BANK



                         By:  /s/ Christopher A. Montague
                            --------------------------------------------
                         Name:   Christopher A. Montague
                         Title:  Executive Vice President, General
                                 Counsel and Secretary



         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated


               Signature                                       Title                                   Date

*A. Charles Baillie                      Chairman, Chief Executive Officer and Director      November 5, 2002
------------------------------------
A. Charles Baillie

* W. Edmund Clark                        President, Chief Operating Officer and Director     November 5, 2002
------------------------------------
W. Edmund Clark

* Daniel A. Marinangeli                  Executive Vice President and Chief Financial        November 5, 2002
------------------------------------     Officer
Daniel A. Marinangeli

* Colm J. Freyne                         Vice President and Chief Accountant                 November 5, 2002
------------------------------------
Colm J. Freyne

* Victor J. Huebner                      Managing Director, Corporate Banking, TD            November 5, 2002
------------------------------------     Securities
Victor J. Huebner

* Eleanor R. Clitheroe                   Director                                            November 5, 2002
------------------------------------
Eleanor R. Clitheroe

* Marshall A. Cohen, Q.C.                Director                                            November 5, 2002
------------------------------------
Marshall A. Cohen, Q.C.

* Wendy K. Dobson                        Director                                            November 5, 2002
------------------------------------
Wendy K. Dobson

* Darren Entwistle                       Director                                            November 5, 2002
------------------------------------
Darren Entwistle

                                     -7-

* Henry H. Ketcham                       Director                                            November 5, 2002
------------------------------------
Henry H. Ketcham

* Pierre H. Lessard                      Director                                            November 5, 2002
------------------------------------
Pierre H. Lessard

* Brian F. MacNeill                      Director                                            November 5, 2002
------------------------------------
Brian F. MacNeill

* Roger Philips                          Director                                            November 5, 2002
------------------------------------
Roger Phillips

* Edward S. Rogers                       Director                                            November 5, 2002
------------------------------------
Edward S. Rogers

* Helen K. Sinclair                      Director                                            November 5, 2002
------------------------------------
Helen K. Sinclair

* Donald R. Sobey                        Director                                            November 5, 2002
------------------------------------
Donald R. Sobey

* Michael D. Sopko                       Director                                            November 5, 2002
------------------------------------
Michael D. Sopko

* John M. Thompson                       Director                                            November 5, 2002
------------------------------------
John M. Thompson

* Richard M. Thomson                     Director                                            November 5, 2002
------------------------------------
Richard M. Thomson

   /s/ Christopher A, Montague                                                               November 5, 2002
------------------------------------
Christopher A. Montague
* Attorney-in-fact

         Pursuant to the requirements of the Securities Act of 1933, as amended, the appropriate person (or other persons who administer The Toronto-Dominion Bank, U.S.A. Division 401(k) Employee Retirement Savings Plan (As Restated Effective January 1, 2000) and the TD Waterhouse Group, Inc. 401(k) Plan (As Restated Effective January 1, 2000) has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Toronto, Ontario, Canada on the 5th day of November, 2002.


                      By  /s/ Christopher A. Montague
                         ------------------------------------------------------
                         Name: Christopher A. Montague
                         Title:   Executive Vice President, General
                                  Counsel and Secretary
                                  The Toronto-Dominion Bank
                                  Senior International Pension Committee

                               INDEX TO EXHIBITS

     Exhibit
     Number                      Description

     23.1        Consent of Ernst & Young LLP.
     23.2        Consent of Ernst & Young LLP and PricerwaterhouseCoopers LLP.
     23.3        Consent of Ernst & Young LLP and KPMG LLP.
     24.1        Power of Attorney.
     99.1 The Toronto-Dominion Bank, U.S.A. Division 401(k) Employee Retirement Savings Plan (As Restated Effective January 1,
                 2000).
     99.2 Amendment No. 1 to The Toronto-Dominion Bank, U.S.A. Division 401(k) Employee Retirement Savings Plan (As Restated Effective January 1, 2000).
     99.3 Amendment No. 2 to The Toronto-Dominion Bank, U.S.A. Division 401(k) Employee Retirement Savings Plan (As Restated Effective January 1, 2000).
     99.4 Amendment No. 3 to The Toronto-Dominion Bank, U.S.A. Division 401(k) Employee Retirement Savings Plan (As Restated Effective January 1, 2000).
     99.5 Amendment No. 4 to The Toronto-Dominion Bank, U.S.A. Division 401(k) Employee Retirement Savings Plan (As Restated Effective January 1, 2000).
     99.6 Amendment No. 5 to The Toronto-Dominion Bank, U.S.A. Division 401(k) Employee Retirement Savings Plan (As Restated Effective January 1, 2000).
     99.7 TD Waterhouse Group, Inc. 401(k) Plan (As Restated Effective January 1, 2000).
     99.8 Amendment No. 1 to TD Waterhouse Group, Inc. 401(k) Plan (As Restated Effective January 1, 2000).
     99.9 Amendment No. 2 to TD Waterhouse Group, Inc. 401(k) Plan (As Restated Effective January 1, 2000).
     99.10 Amendment No. 3 to TD Waterhouse Group, Inc. 401(k) Plan (As Restated Effective January 1, 2000).